STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of December 19, 2007 by and between Mark Maron (the “Optionee”) and Sionix Corporation, a Nevada corporation (the “Corporation”). The foregoing parties are sometimes referred to hereinafter individually as a “Party” or collectively as the “Parties.” All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Grant Notice or the Employment Agreement (as hereinafter defined).

WHEREAS, on December 19, 2007, the Corporation entered into in an employment agreement with the Optionee (the “Employment Agreement”), pursuant to which the Corporation is to grant an Option to the Optionee; and

WHEREAS, this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Employment Agreement in connection with the Corporation’s grant of the Option to the Optionee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

1. Grant of Option. The Corporation hereby grants to the Optionee, as of the Grant Date, an Option to purchase up to the aggregate number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option term specified in Paragraph 2 below at the Exercise Price, subject to the vesting provisions set forth in the Grant Notice. Notwithstanding the foregoing, initially the Option shall not be exercisable as to 340,000 of the Option Shares (the “Excluded Shares”), which represents 5% of the shares of Common Stock issuable upon conversion of those certain Convertible Promissory Notes, dated June 6, 2007, issued to: (i) Calico Capital Management, LLC in the principal amount of $52,000 (with respect to 260,000 shares), (ii) BRAX Capital, LLC in the principal amount of $8,000 (with respect to 40,000 shares), and (iii) Gene Salkind MD in the principal amount of $8,000 (with respect to 40,000 shares) (collectively, the “Calico Notes”), which are not convertible except upon the satisfaction of certain conditions set forth therein. As and to the extent the Calico Notes become convertible, the Corporation shall provide the Optionee with prompt written notice that the Excluded Shares have become exercisable hereunder, subject to the terms of this Agreement and the Grant Notice.

2. Option Term. The Option shall have a term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated pursuant to Paragraph 6 or 7 of this Agreement.

3. Limited Transferability.

(a) During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, so that, if Optionee is holding this Option at the time of his or her death, this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 6(c), be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to a trust established for the benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment.

(c) Anything herein to the contrary notwithstanding, in no event shall the Optionee sell during the nine months following the Grant Date (the “Lock-Up Period”) any shares of Common Stock acquired upon exercise of the Option. The Optionee consents to the placement of a legend to that effect on any Common Stock certificates issued to the Optionee during the Lock-Up Period upon exercise of the Option.

4. Dates of Exercise. The Option shall become exercisable for the Option Shares in one or more installments as specified in the Vesting Schedule set forth in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option pursuant to Paragraph 6 or 7 of this Agreement.

5.  Representations of the Optionee. The Optionee hereby represents as follows:

(a) The Optionee either has a preexisting personal or business relationship with the Corporation or any of its officers, directors or controlling persons, or by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Corporation or any affiliate or selling agent of the Corporation, directly or indirectly, could be reasonably assumed to have the capacity to protect his own interests in connection with the transaction.

(b) The Optionee is acquiring the Option and, upon exercise, the Option Shares, for his own account and not with a view to or for sale in connection with any distribution thereof.

(c) The Optionee did not learn of the offer and sale of the Option through the publication of any advertisement.

6. Termination of Employment. The Option term specified in Paragraph 2 shall be subject to the following:

(a) if during the Term the Optionee’s employment is terminated by the Corporation for Cause, or by the Optionee without Good Reason, then any as yet unvested Option Shares shall be immediately forfeited upon the Termination Date (as defined in the Employment Agreement);

(b) if during the Term the Optionee’s employment is terminated by the Corporation without Cause, or by the Optionee for Good Reason, then any as yet unvested Option Shares shall immediately vest upon the Termination Date, and shall remain exercisable through the Expiration Date;

(c) if the Optionee’s employment is terminated because of the Optionee’s death or Disability, then the Option may be exercised only to the extent that it would have been exercisable by the Optionee on the Termination Date and must be exercised by the Optionee (or the Optionee’s legal representative or authorized assignee) not later than twelve (12) months following the Termination Date; and

(d) in the event of a Change in Control, the provisions of Paragraph 7 of this Agreement shall govern the period for which the Option is to remain exercisable and shall supersede any provisions to the contrary herein.

7. Accelerated Vesting.

(a) In the event of a Change in Control, the Option Shares at the time subject to the Option but not otherwise vested shall automatically vest in full so that the Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of those Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock.

(b) Immediately following the Change in Control, the Option shall terminate and cease to be outstanding.

(c) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8. Adjustment in Option Shares.

(a) If in any equity financing (other than the sale or issuance of securities upon the exercise or conversion of outstanding options, warrants or convertible notes) completed by the Corporation during the Term (a “Dilutive Financing”), the Corporation issues shares of Common Stock, or securities convertible into or exercisable or exchangeable for shares of Common Stock, at a price, or exercise or conversion price, per share that is less than the then Exercise Price, then the Option Shares will be immediately and concurrently adjusted, such that following the closing of any Dilutive Financing (the “Closing”) the Option Shares will represent five percent (5%) of the Corporation’s outstanding Common Stock on a fully diluted basis calculated immediately following the Closing. If any Dilutive Financing occurs in multiple Closings, then such calculation shall be made immediately after the final Closing.

(b)  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9. Right of First Refusal. If during the Term the Corporation offers or proposes to offer its securities in any transaction the primary purpose of which is to raise capital (a “Proposed Financing”), the Optionee shall have a right of first refusal to purchase up to fifty percent (50%) of the securities offered in such Proposed Financing (a “Right of First Refusal”). The Corporation will provide the Optionee with at least ten (10) business days prior written notice of a Proposed Financing in accordance with the requirements for giving notice as hereinafter set forth in Paragraph 14. The notice shall specify therein the number and type of securities proposed to be issued, the price and type of consideration to be received, and any other material terms upon which the Corporation proposes to issue the securities. The Optionee will have ten (10) business days following deemed delivery of such notice to give the Corporation written notice of his intention to exercise the Right of First Refusal.

10. Shareholder Rights. The Optionee shall not have any shareholder rights with respect to the Option Shares until the Optionee shall have exercised the Option in accordance with this Agreement and become a holder of record of the purchased shares.

11. Manner of Exercising Option.

(a) In order to exercise the Option with respect to all or any part of the Option Shares for which the Option is at the time exercisable, the Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a written notice setting forth the number of Option Shares for which the Option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in cash or in one or more of the following forms:

(A) by cancellation of indebtedness of the Corporation to the Optionee, including, without limitation, expense reimbursements owed under the Employment Agreement;

(B) by surrender of shares of Common Stock that either: (1) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (and, if such shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market;

(C) with respect only to purchases upon exercise of an Option, and provided that a public market for the Corporation’s stock exists:

(1) through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the Financial Industry Regulatory Authority (an “FINRA Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

(2) through a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

(D) by any combination of the foregoing.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price in one of the forms provided above must accompany the written notice delivered to the Corporation in connection with the Option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise the Option.

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

(v) Make appropriate arrangements with the Corporation for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

(b) As soon as practical after the exercise date, the Corporation shall issue to or on behalf of the Optionee (or any other person or persons exercising the Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) Fractions of Option Shares will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of an Option Share (based on the closing price of the Common Stock reported by Bloomberg LP on the replacement date) or will be rounded up to the nearest whole share of Common Stock, as determined by the Corporation.

12. Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any national securities exchange or interdealer quotation system on which the Corporation’s Common Stock may be listed or quoted at the time of such exercise and issuance.

13. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate.

14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal executive offices. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the last address the Optionee filed in writing with the Corporation. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the Party to be notified.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

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IN WITNESS WHEREOF, the Parties hereto have executed this Stock Option Agreement as of the date first set forth above.

CORPORATION:

SIONIX CORPORATION

By:	/s/ Robert Mc Cray
Name: Robert Mc Cray
Title: Chief Financial Officer

OPTIONEE:

/s/ Mark Maron
MARK MARON